Exhibit 10.1

AMERISTAR CASINOS, INC.
PERFORMANCE-BASED BONUS PLAN
FOR CRAIG H. NEILSEN

PERFORMANCE CRITERIA FOR 2005

Adopted by the Compensation Committee
of the Board of Directors
March 24, 2005

     For purposes of the Performance-Based Bonus Plan for Craig H. Neilsen (this “Plan”) for 2005, Mr. Neilsen’s target bonus shall be $850,000 (the “Target Bonus”) and the target level of Company EBITDA against which Company performance will be measured shall be $259,400,000 (the “EBITDA Target”).

     The Earned Bonus shall be calculated in accordance with the following formula:

•	If EBITDA is less than 90.0% of the EBITDA Target, then the Earned Bonus shall equal zero.

•	If EBITDA is at least 90.0% of the EBITDA Target but less than 100.0% of the EBITDA Target, then the Earned Bonus shall be calculated as follows:

•	Earned Bonus = $850,000 — $0.032767926 for every $1.00 by which Company EBITDA is less than $259,400,000.

•	If EBITDA equals exactly 100.0% of the EBITDA Target, then the Earned Bonus shall equal the Target Bonus (i.e., $850,000).

•	If EBITDA is greater than 100.0% of the EBITDA Target but less than 110.0% of the EBITDA Target, then the Earned Bonus shall be calculated as follows:

•	Earned Bonus = $850,000 + $0.032767926 for every $1.00 of EBITDA achieved by the Company in excess of $259,400,000.

•	If EBITDA is 110.0% of the EBITDA Target or greater, then the Earned Bonus shall equal 200% of the Target Bonus (i.e., $1,700,000).